                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54938, No. 333-43090, No. 333-90725) pertaining to the 1998 Stock
Option Plan, 1999 Stock Option Plan, 1999 Non-Qualified Stock Option Plan, and 1999 Employee Stock Purchase Plan of CyberSource Corporation of our report dated January 17, 2001, with respect to the consolidated financial statements and schedule of CyberSource Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP

San Jose, California
March 30, 2001

                                      52